EXHIBIT 23.1

[LETTERHEAD OF P&G ASSOCIATES]

Consent of Independent Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Carver Federal Savings Bank 401(k) Savings Plan (the "Plan") of our report dated June 17, 2010, with respect to the financial statements of the Plan included in the Annual Report on Form 11-K for the fiscal year ended December 31, 2009 relating to the Plan, filed with the Securities and Exchange Commission.

Very truly yours,

/s/ P&G Associates

P&G Associates

June 25, 2010

646 Highway 18, East Brunswick , NJ 08816
(732) 651-1700 s (732) 651-1195 FAX